UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 20, 2012 (February 29, 2012)

CORONUS SOLAR INC.
formerly, INSIGHTFULMIND LEARNING, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

On March 19, 2012 (the “Effective Date”), our wholly-owned subsidiary, Coronus Hesperia West 1 LLC, entered into a Power Purchase Agreement (“PPA”) with Southern California Edison (“SCE”). The PPA relates to our application for interconnection service and the CREST tariff for a 1.2 MW solar PV power system (the “Hesperia West 1 Project”) on the 20 acre parcel of vacant land, situated west of Hesperia, in the County of San Bernardino, California, we agree to acquire pursuant to the Hesperia West Agreement, as reported in our Form 8-K’s filed with the SEC on November 10 and December 16, 2011, and January 18, and February 8 and 22, 2012.

The PPA is a standardized, must-take, full buy/ sell, power purchase agreement, where SCE purchases all of the Hesperia West 1 Project’s generation, net of station use. The term of the PPA is 20 years. The price SCE pays for the generation shall be premised on the adopted 2011 Market Price Referent, and shall be adjusted according to SCE’s time of delivery periods and energy allocation factors, as scheduled in the PPA. Initial operation of the Hesperia West 1 Project must be no later than eighteen months from the Effective Date. The PPA includes, but is not limited to, provisions in respect of termination, facility operation, billing and payment, curtailment, and insurance. Additionally, on or before the thirtieth (30th) day following the Effective Date, we are required to post and maintain a development fee (the “Development Security”) equal to thirty two thousand one hundred and thirty dollars ($32,130). If, on or before initial operation, we demonstrate to SCE’s satisfaction that we have installed all of the equipment or devices necessary for us to satisfy the gross power rating of the generating facility, SCE shall return the Development Security to us within thirty (30) days of initial operation.

The close of escrow for the Vacant Land Purchase Agreement (the “Adelanto West Agreement”), entered into by Coronus Energy Corp. (“Coronus”), as reported in our Form 8-K’s filed with the SEC on September 29 and November 22, 2011, and January 18 and February 8, 2012, has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the Adelanto West Agreement, has also been extended. Under the Adelanto West Agreement, effective March 5, 2012, the close of escrow has been extended to April 15, 2012, and the Adelanto West Agreement is now subject to Coronus’ board of director approval on or before April 9, 2012.

The close of escrow for the Vacant Land Purchase Agreement (the “Apple Valley East Agreement”), entered into by Coronus, as reported in our Form 8-K’s filed with the SEC on October 14 and December 9, 2011, and January 18 and February 8, 2012, has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the Apple Valley East Agreement, has also been extended. Under the Apple Valley East Agreement, effective March 19, 2012, the close of escrow has been extended to April 15, 2012, and the Adelanto West Agreement is now subject to Coronus’ board of director approval on or before April 9, 2012.

The close of escrow for the Vacant Land Purchase Agreement (the “Yucca Valley East Agreement”), entered into by Coronus, as reported in our Form 8-K’s filed with the SEC on October 14 and December 9, 2011, and January 18 and February 8, 2012, has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the Yucca Valley East Agreement, has also been extended. Under the Yucca Valley East Agreement, effective February 29, 2012, the close of escrow has been extended to April 6, 2012, and the Yucca Valley East Agreement is now subject to Coronus’ board of director approval on or before March 31, 2012.

We sought the above extensions because we require additional time to determine whether the properties will be suitable for solar photovoltaic (PV) developments under the California Public Utilities Commission’s (CPUC’s) feed-in tariff program for small generators.

ITEM 2.03      CREATION OF A DIRECT FINANCIAL OBLIGATION.

On March 19, 2012, in relation to the PPA, as disclosed above under Item 1.01, we incurred a direct obligation to post and maintain the Development Security equal to thirty two thousand one hundred and thirty dollars ($32,130). If, on or before initial operation, we demonstrate to SCE’s satisfaction that we have installed all of the equipment or devices necessary for us to satisfy the gross power rating of the generating facility, SCE shall return the Development Security to us within thirty (30) days of initial operation.

ITEM 7.01      REGULATION FD DISCLOSURE.

We announced today Coronus Hesperia West 1 LLC’s entry into the PPA with SCE, as disclosed above under Item 1.01. We announced also the extensions to the Adelanto West Agreement, the Apple Valley East Agreement, and the Yucca Valley East Agreement, as disclosed above under Item 1.01.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of March, 2012.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors